EXHIBIT 10.3


October 23, 1998


Mr. Douglas B. Coder
Chairman of the Board
Catalyst International, Inc.
8989 North Deerwood Drive
Milwaukee, WI  53223

Dear Doug,

This letter will set forth the agreement between you and Catalyst
International, Inc. (the "Company") concerning the benefits which will be provided to you in connection with a "Change in Control" (as defined below). The Company has agreed as follows:

1. Benefits Following A Change in Control. Following the consummation of a Change in Control, you will receive a lump sum payment from the Company (or any successor to the Company following a Change in Control) equal to the amount of salary you received as Chairman of the company during the period commencing on January 1, 1997 and continuing through the date of the Change in Control, but not to exceed a total amount of $160,000.

2. Definition of Change in Control. For purposes hereof, a "Change in Control" shall mean any of the following events:

(i) the date of the acquisition by an individual, entity or group [within the meaning of Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a) and (b) of subsection (ii) of this Section 3; or

(ii) the date of consummation of a reorganization, merger or consolidation or sale of other disposition of all or substantially all of the assets of the Company for which approval of the stockholders of the Company is required (a "Business Combination"), in each case, unless, immediately following each Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners,

                             Exhibit 10.3 / Page 1

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respectively, of the Outstanding Company Common Stock and Outstanding Company
Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (b) at least 50% of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of execution of the initial agreement, or of the action of the Board of Directors of the Company, provided for such Business Combination; or

(iii) the date of approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

3. Effect of this Letter. Nothing herein shall be deemed to confer upon you any right to continue as an employee of the Company, and this letter shall not be deemed to be an employment agreement for any purpose. This letter will not amend or supersede any other letter agreement you have with the Company, including without limitation, the letter agreement with the Company concerning certain medical benefits.

4. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to principles of conflicts of law thereunder.

5. Successors and Assigns. This agreement is binding on the Company and any successor or assign of the Company, including any successor or assign following a Change in Control. You have the right to assign the benefits to be paid to you hereunder to any person or entity.

If the foregoing accurately describes the agreement between you and the Company, please so indicate by signing a copy of this letter in the space below and returning it to the Company.

Very truly yours.

CATALYST INTERNATIONAL, INC.

By:  /s/ Sean P. McGowan
       ---------------------------------------------------
       Sean P. McGowan, President


Accepted and agreed to this 23rd day of October 1998.

By:  /s/ Douglas B. Coder
       ---------------------------------------------------
Douglas B. Coder, Chairman of the Board

                             Exhibit 10.3 / Page 2

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